EXHIBIT 23.4
                                                                    ------------

SMITH, GOOLSBY,
ARITS & REAMS, P.S.C.


CERTIFIED PUBLIC ACCOUNTANTS
P.O. BOX 551  1330 CARTER AVE.
ASHLAND, KENTUCKY  41105-0551



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Classic Bancshares, Inc.



         We consent to the use in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated June 11, 2002 on the financial statements of Classic Bancshares, Inc. as of March 31, 2002 and 2001 and for the periods ended March 31, 2002, 2001 and 2000.



/s/ SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.
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Smith, Goolsby, Artis & Reams, P.S.C.

Ashland, Kentucky
May 16, 2003